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                         SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGTON, DC 20549





                                       FORM 8-K


                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  April 27, 1999



                        Cogeneration Corporation of America
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               (Exact name of registrant as specified in its charter)



         Delaware                        1-9208                 59-2076187
     (State or other            (Commission File Number)      (IRS Employer
jurisdiction of incorporation)                            Identification Number)




One Carlson Parkway, Suite 240, Minneapolis, Minnesota             55447-4454
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(Address of principal executive offices)                           (Zip Code)


                Registrant's telephone number, including area code:
                                   (612) 745-7900


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           (Former name or former address, if changed since last report)

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Item 2.  Acquisition or Disposition of Assets.

On April 23, 1999 the Grays Ferry Cogeneration Partnership ("GFCP") and PECO Energy Company ("PECO") reached final settlement in the Common Pleas Court in Philadelphia on the resolution of litigation concerning the parties' Power Purchase Agreements ("PPAs").

The settlement calls for PECO and GFCP to specifically perform the existing PPAs, as amended, under an order from the Court. This includes PECO paying for capacity and electric energy purchases from GFCP at the specific contract prices set out in the PPAs for the 1998-2000 time period.

The energy pricing under the original terms of the PPAs was based upon a percentage of the PJM market price, which is the local wholesale market price. This market-based pricing is expected to produce substantially lower revenues than the more favorable rates of the early contract years. As part of the settlement the PPAs were amended to modify the percentage of the PJM market price to lessen the impact in the early years of market-index pricing.

Under the terms of the settlement, PECO will also transfer its one-third ownership interest in the 150-megawatt project to GFCP. As a result, CogenAmerica and Trigen Energy Corporation's respective interest in GFCP will each increase from 33% to 50%. PECO will transfer its interest to GFCP at no cost. The transfer is effective with the final settlement on April 23, 1999.

CogenAmerica will record a one-time after-tax gain, based upon the fair value, in the second quarter of 1999 of approximately $5 to $6 million due to the ownership transfer. In addition, the increased ownership and the waiver of default interest by the GFCP bank group is expected to result in incremental earnings per share of approximately $0.30 over the remainder of 1999.

Additionally, the settlement resolves litigation against PECO by The Chase Manhattan Bank and Westinghouse Power Generation and an arbitration between GFCP and Westinghouse regarding the construction contract.

CogenAmerica's statement of its expectations concerning the effect of its increased ownership of GFCP on CogenAmerica's earnings per share for the remainder of 1999 is a forward-looking statement within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is intended to be covered by the safe harbor created thereby. This forward-looking statement is based on CogenAmerica's current beliefs and assumptions and information currently available to CogenAmerica and is subject to risks, uncertainties and other factors that may cause the actual results to differ materially from the results CogenAmerica expects. Those risks, uncertainties and other factors include, without limitation, (i) operating risks and uncertainties, including the breakdown or failure of power generation equipment, pipelines, transmission lines or other equipment or processes, fuel interruption, and performance below expected levels of output or efficiency, which risks tend to be greater with respect to relatively new facilities (ii) various risks associated with the

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Grays Ferry project's reliance on a single customer, including the risk that the customer will be unwilling or unable to perform its commitments, (iii) the possible adverse effects of ongoing federal and state efforts at restructuring the electric utility industry, and (iv) the risk that compliance with environmental and other laws may increase a project's costs or otherwise adversely affect its financial performance. These and other important risks are set forth under the caption "Risk Factors" in CogenAmerica's most recent Report on Form 10-K filed with the Securities and Exchange Commission. CogenAmerica is unable to control or predict many of these factors, and investors are cautioned not to put undue reliance on such forward-looking statements. CogenAmerica disclaims any obligation to update or review the forward-looking statements contained in this Report on Form 8-K, whether as a result of new information, future events or otherwise.

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                                  Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       COGENERATION CORPORATION OF AMERICA



                                       By:       /s/ Timothy P. Hunstad
                                           ------------------------------------
                                       Name:     Timothy P. Hunstad
                                       Title:    Vice President and Chief
                                                 Financial Officer


                                       Date: April 27, 1999